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Exhibit 10.10

FLUOR CORPORATION AND SUBSIDIARIES
Policy Manual

Section:	Human Resources	Directive:	MPE-HR-005 Page 1 of 6
Subject:	Executive Severance Plan	Effective:	06/01/07
Applies To:	Fluor Corporation and Subsidiaries	Supersedes:	10/27/03

PURPOSE

The purpose of this Plan is to provide severance compensation to eligible executives of Fluor Corporation and designated subsidiaries who leave the Company, depending on the circumstances and conditions leading to termination.

ELIGIBILITY

Individuals who are eligible are executives of Fluor Corporation and designated subsidiaries actively at work who are participants in the Fluor Corporation and Subsidiaries Executive Incentive Compensation Plan and who execute the required settlement and release agreement in exchange for the severance.

DEFINITIONS

For the purpose of the Plan, the following definitions apply:

A.    Voluntary Separation

  Action taken by an executive for personal reasons, to seek other employment, to accept another position, for failure to return at conclusion of leave, or to voluntarily retire.

B.    Involuntary Separation

  1.
  Action taken by the Company due to reduction in force resulting from reorganization or reduced workload or other similar circumstances whereby the executive's services are no longer required on the job. Executives involuntarily separated who meet the retirement criteria may elect retirement.

  2.
  Action taken by the Company when an executive has a qualifying disability under the Americans with Disabilities Act, or a similar disability statute, and is unable to perform her/his essential job functions with or without reasonable accommodation.

C.    Involuntary Discharge

  Action taken by the Company for reasons other than stated in Paragraph B above including but not limited to absenteeism, misconduct, insubordination, appearing at work under the influence of a controlled substance or alcohol, unethical behavior, disclosure of confidential information, sexual harassment, employment discrimination, unsatisfactory performance, or violation of any Company policy.

FLUOR CORPORATION AND SUBSIDIARIES
Policy Manual

Section:	Human Resources	Directive:	MPE-HR-005 Page 2 of 6
Subject:	Executive Severance Plan	Effective:	06/01/07
Applies To:	Fluor Corporation and Subsidiaries	Supersedes:	10/27/03

D.    Officer

  An executive who is a Vice President or above of Fluor Corporation, Fluor Enterprises Inc., or Fluor Constructors, Inc., who participates in the Fluor Corporation and subsidiaries Executive Incentive Compensation Plan.

E.    Completed Years of Accumulated Service

  A period of accumulated service with the Company, subject to the limitation set forth in Paragraph A.4.c under Procedures.

F.    Beneficiary

  The beneficiary for the Executive Severance Plan is designated by the executive under the Fluor Corporation Employee's Retirement Plan, or, if no such designation has been made, then as designated under the Group Life/Health Insurance Plan unless the executive otherwise makes a beneficiary designation on the form provided by the executive's corporate employer, or, in the absence of any designation, the administrator or executor of the executive's estate.

PROCEDURES

A.    Severance Pay

  1.
  Voluntary Separation

    The company will not provide severance pay nor prorated incentive compensation in Paragraph A under Definitions.

  2.
  Involuntary Separation

    Severance pay will be based on current base salary and total completed years of accumulated service as follows:

    a.
    Officers

    (1)
    Two weeks of severance pay for each completed year of accumulated service up to 52 weeks.

    (2)
    Minimum eight weeks' severance.

    b.
    Non-Officer Executives

    (1)
    Two weeks of severance pay for each completed year of accumulated service up to 26 weeks.

    (2)
    Minimum four weeks of severance.

FLUOR CORPORATION AND SUBSIDIARIES
Policy Manual

Section:	Human Resources	Directive:	MPE-HR-005 Page 3 of 6
Subject:	Executive Severance Plan	Effective:	06/01/07
Applies To:	Fluor Corporation and Subsidiaries	Supersedes:	10/27/03

  3.
  Involuntary Discharge

    The company will not provide severance pay nor consider proration of incentive compensation in Paragraph C under Definitions.

  4.
  Limitations

  a.
  Maximum severance pay will be 52 weeks for officers, 26 weeks for non-officer executives.

  b.
  Minimum severance pay will be eight weeks for officers, four weeks for non-officer executives.

  c.
  The total completed years of accumulated service calculated for a severance payment may only be used one time in severance calculations.

  d.
  For executives involuntarily separated and placed on leave of absence in lieu of layoff, severance pay will be based on completed years of accumulated service up to the effective date of the leave of absence.

  e.
  Officers in policy making positions who meet retirement criteria will receive severance pay as follows:

  (1)
  Officers who meet the minimum retirement income requirement set forth by federal law, excluding any amount payable under this Plan will receive severance pay for only the period from the date of termination until January 2 following the officer's 65th birthday subject to the limitation set forth in Paragraph A.2.a under Procedures.

  (2)
  Officers who do not meet the minimum retirement income requirement set forth by federal law, computed excluding any amount payable under this Plan, will receive severance pay as determined in Paragraph A.2.a under Procedures.

  f.
  In the case of involuntary separation due to an executive's inability to perform her/his essential job functions with reasonable accommodation, the executive's severance pay amount will be reduced by the expected entitlements under Fluor's short-term and long-term disability for the number of weeks determined in Paragraphs A.2.a and A.2.b under Procedures. If the actual entitlements received by the employee are less than that deducted from severance pay, the employee will be paid the difference for the period of weeks for which the employee received severance. This provision is not intended to affect any state or federal benefits to which the executive may be entitled.

FLUOR CORPORATION AND SUBSIDIARIES
Policy Manual

Section:	Human Resources	Directive:	MPE-HR-005 Page 4 of 6
Subject:	Executive Severance Plan	Effective:	06/01/07
Applies To:	Fluor Corporation and Subsidiaries	Supersedes:	10/27/03

    g.
    In cases where the executive is entitled to legislated severance pay in non-U.S. countries, executive's severance pay amount will be reduced by any legislated severance payments required of the company that are calculated with reference to the number of weeks determined in Paragraphs A.2.a and A.2.b under Procedures.

  5.
  Severance pay will be paid in a lump sum, or at the discretion of the company, annual installments over a period not to exceed the total number of weeks determined in Paragraph A.2.a and A.2.b under Procedures.

  6.
  In event of an executive's death prior to payment of the entire entitlement, payment may be made to the designated beneficiary in one lump sum or by continuation of installments at the discretion of the executive's corporate employer.

B.    Incentive Compensation

  (As defined in the Executive Incentive Compensation Plan, Fluor Corporation and Subsidiaries Policy Manual)

  1.
  Voluntary Separation

    The Company will not provide a prorated incentive award.

  2.
  Involuntary Separation

    In highly unusual circumstances, Incentive Compensation may be considered based on the number of completed months of service during the current fiscal year prior to termination and consistent with the administration of the Plan during the year of termination.

  3.
  Involuntary Discharge

    The Company will not provide a prorated incentive award.

C.    Club Membership

  Company memberships will not be awarded to an executive regardless of reason for termination.

D.    Automobile Allowance

  In locations where executives receive a car allowance and insurance, the Company will not provide a car allowance and insurance for voluntary separation, involuntary separation or involuntary discharge.

FLUOR CORPORATION AND SUBSIDIARIES
Policy Manual

Section:	Human Resources	Directive:	MPE-HR-005 Page 5 of 6
Subject:	Executive Severance Plan	Effective:	06/01/07
Applies To:	Fluor Corporation and Subsidiaries	Supersedes:	10/27/03

E.    Insurance Coverage

  Applicable insurance coverage, i.e., group health, long-term disability, executive health, etc., will cease on date of termination. Where applicable, the departing executive may elect continued coverage through the Consolidated Omnibus Budget Reconciliation Act (COBRA).

F.    Time Off with Pay (TOWP) Program

  Balance will be paid at time of termination.

G.    Stock Based Awards

  1.
  Voluntary Separation

    Upon qualified retirement, awards may become 100 percent vested.

  2.
  Involuntary Separation

    Upon qualified retirement, awards may become 100 percent vested.

  3.
  Involuntary Discharge

    Vested portion of stock options may be exercised within three months. Unvested restricted stock will be cancelled.

H.    Long Term Incentive (LTI) Program

  Applicable cash awards under the long-term incentive program will not be prorated for any reason, except death or total and permanent disability.

I.    Waivers

  A settlement agreement and release form which includes a non-competition agreement must be obtained from employees in exchange for severance benefits. No severance benefit will be due employees unless a settlement and release agreement provided by the Company has been properly and timely executed.

J.    Outplacement

  Outplacement services are available.

K.    Plan Termination

  This Plan will expire December 31, 2008. Any executive whose employment terminates after the Plan expires will not be eligible for participation in the Plan. Further, no benefits will accrue or be payable under the Plan after Plan Termination.

FLUOR CORPORATION AND SUBSIDIARIES
Policy Manual

Section:	Human Resources	Directive:	MPE-HR-005 Page 6 of 6
Subject:	Executive Severance Plan	Effective:	06/01/07
Applies To:	Fluor Corporation and Subsidiaries	Supersedes:	10/27/03

EXCEPTIONS

Exceptions require the approval of the Chief Executive Officer of Fluor Corporation for executives other than section 16(b) officers. All 16(b) officers are approved by the Organization and Compensation Committee of the Board of Directors.

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  Exhibit 10.10
FLUOR CORPORATION AND SUBSIDIARIES Policy Manual
FLUOR CORPORATION AND SUBSIDIARIES Policy Manual
FLUOR CORPORATION AND SUBSIDIARIES Policy Manual
FLUOR CORPORATION AND SUBSIDIARIES Policy Manual
FLUOR CORPORATION AND SUBSIDIARIES Policy Manual
FLUOR CORPORATION AND SUBSIDIARIES Policy Manual